Exhibit 99.1

Korai Flix Inc. and APEX Tech Acquisition Inc. Agree to Merge and Create a Publicly Listed, Interactive Online Entertainment Platform

Seoul, South Korea, and Houston, Texas, October 21, 2026 — Korai Flix Inc. (“Korai”), an interactive online entertainment platform, and APEX Tech Acquisition Inc. (“APEX”) (NYSE: TRAD), a blank check company organized to acquire or merge with one or more businesses, today announced that on October 20, 2026, they entered into a definitive agreement and plan of merger (the “Merger Agreement”). Upon closing of the transaction contemplated by the Merger Agreement (the “Proposed Transaction”), the combined company will be renamed “Krflix Group Inc.” (the “Combined Company”) and its Class A common stock is expected to be listed on the New York Stock Exchange (the “NYSE”), subject to the satisfaction of the listing requirements. The Proposed Transaction is expected to close in the first quarter of 2027, subject to approval by shareholders of APEX and Korai, regulatory approval and the satisfaction or waiver of certain other customary closing conditions.

Korai Background

Korai launched its interactive online entertainment platform in June 2024. Purpose-built and continuously enhanced by artificial intelligence (“AI”) to meet the evolving entertainment needs of users worldwide, Korai’s platform offers AI-powered interactive content experiences, including AI short dramas and AI companion avatars, and features a suite of AI-powered content creation tools to create such content in various visual styles. As of June 30, 2026, Korai had approximately 26.0 million registered users from 15 countries or regions in Asia, namely India, Indonesia, Bangladesh, Japan, the Philippines, Vietnam, South Korea, Thailand, Malaysia, Myanmar, Singapore, Laos, Cambodia, Hong Kong, and Taiwan.

Key Transaction Terms

Under the terms of the Merger Agreement, upon the closing of the Proposed Transaction, a wholly-owned subsidiary of APEX will merge with and into Korai, with Korai continuing as the surviving corporation and a wholly-owned subsidiary of APEX (the “Merger”). The Merger Agreement also provides that prior to the effective time of the Merger, APEX shall continue out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation, and shall change its name to “Krflix Group Inc.” or such other name as parties may agree.

In connection with the Proposed Transaction, (i) APEX shareholders will receive the same number of shares of Class A common stock of the Combined Company, and (ii) all issued and outstanding shares of Korai’s Class A common stock and Class B common stock will be converted into the right to receive the merger consideration in Class A common stock (“Class A Common Stock”) and Class B common stock (“Class B Common Stock”) of the Combined Company, respectively, with each Class A Common Stock carrying one vote per share and each Class B Common Stock carrying twenty (20) votes per share.

The Proposed Transaction values Korai at $3.5 billion on a pre-money equity basis and contains no minimum cash condition.

The boards of directors of Korai and APEX have unanimously approved the Proposed Transaction. The closing of the Proposed Transaction is subject to the approval by shareholders of APEX and Korai, regulatory approval and the satisfaction or waiver of certain other customary closing conditions. No assurance can be given that the Proposed Transaction will be completed on the terms or timeframe currently contemplated, or at all.

A Current Report on Form 8-K, to be filed by APEX with the Securities and Exchange Commission (the “SEC”), will provide additional information about the Proposed Transaction, including a copy of the Merger Agreement, and will be available on the SEC’s website at www.sec.gov. In addition, APEX intends to file a registration statement on Form S-4 with the SEC, including a proxy statement/prospectus, and will file other documents regarding the proposed transaction with the SEC. This press release is not intended to be, and is not, a substitute for the proxy statement/prospectus or other documents that APEX has filed or that APEX may file with the SEC in connection with the Proposed Transaction.

About Korai Flix Inc. (“Korai”)

Headquartered in South Korea, Korai is an interactive online entertainment platform offering a full spectrum of AI-powered interactive content experiences, including AI short dramas and AI companion avatars. Through its platform, Korai provides personalized, immersive and interactive entertainment experience to a growing user base across Asia.

About APEX Tech Acquisition Inc.

APEX Tech Acquisition Inc. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The company is sponsored by APEX Innovation Acquisition Corp. and is led by Shaoren Liu, Director.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” as well as similar terms, are forward-looking in nature. The forward-looking statements contained in this discussion are based on the Korai’s current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Korai will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Korai’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Proposed Transaction; the outcome of any legal proceedings that may be instituted against Korai, APEX, the Combined Company or others following the announcement of the Proposed Transaction, and any definitive agreements with respect thereto; the inability to complete the Proposed Transaction due to the failure to obtain approval of the shareholders of APEX, the possibility that due diligence completed following execution of the principal definitive transaction documents for the Proposed Transaction will not be satisfactorily concluded, the inability to satisfy other conditions to closing; changes to the proposed structure of the Proposed Transaction that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Proposed Transaction; the ability to meet stock exchange listing standards in connection with, and following, the consummation of the Proposed Transaction; the risk that the Proposed Transaction disrupts current plans and operations of Korai as a result of the announcement and consummation of the Proposed Transaction; the ability to recognize the anticipated benefits of the Proposed Transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions; costs related to the Proposed Transaction; changes in applicable laws or regulations; the evolution of the markets in which Korai competes; the inability of Korai to defend its intellectual property and satisfy regulatory requirements; the ability to implement business plans, forecasts, and other expectations after the completion of the Proposed Transaction, and identify and realize additional opportunities; the risk of downturns and a changing regulatory landscape; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in APEX’s prospectus dated February 25, 2026, and “Risk Factors” indicated in the Registration Statement and the definitive proxy statement to be delivered to APEX’s shareholders, including those set forth under “Risk Factors” therein, and other documents filed and to be filed with the SEC by APEX. Each of APEX, Korai and the Combined Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

APEX intends to file with the SEC a registration statement on Form S-4 (as may be amended from time to time, the “Registration Statement”), which will include a preliminary proxy statement of APEX and a prospectus in connection with the Proposed Transaction involving APEX and Korai. After the Registration Statement has been filed and declared effective by the SEC, the definitive proxy statement and other relevant documents will be mailed to APEX shareholders as of a record date to be established for voting on the Proposed Transaction. APEX shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with APEX’s solicitation of proxies for the special meetings to be held to approve the Proposed Transaction because these documents will contain important information about APEX, Korai, and the Proposed Transaction. APEX shareholders and other interested persons will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to APEX by contacting its Chief Executive Officer, Florence Ng, c/o APEX Tech Acquisition Inc., 13501 Katy Fwy, Houston, TX 77079, at info@apextech-inc.com.

Participants in the Solicitation

APEX, and Korai and their respective directors and executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction. APEX shareholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of APEX in its prospectus dated February 25, 2026, as such information has been amended on Form 8-K on July 20, 2026. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from APEX’s shareholders in connection with the Proposed Transaction will be included in the definitive proxy statement/prospectus that APEX intends to file with the SEC.

No Offer or Solicitation

This press release will not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction. This press release will also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Company contact

Florence Ng, Chief Executive Officer

info@apextech-inc.com